Exhibit 99.1

Investor Presentation March 2017 1

Safe Harbor and Basis of Presentation Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which we distribute; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in our other periodic reports filed with the SEC. In addition, the statements in this presentation are made as of March 22, 2017. We undertake no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 22, 2017. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. 2

GMS at a Glance ($ in millions, April FYE) #1 North American specialty distributor Other 23% of interior construction products (1) $2,231 Steel Framing 16% Balanced mix of commercial and residential construction and of new construction and R&R $1,162 Critical link between suppliers and highly fragmented customer base Ceilings 15% FY-12FY-13FY-14 FY-15 FY-16 LTM Q3 17 Wallboard 46% National scale combined with local expertise One-stop-shop for the interior contractor with broad product offering of 20,000+ SKUs ($ in millions, April FYE) ($ in millions, April FYE) $732 $194 Since the IPO, GMS has continued to execute on its strategy Increased market share in wallboard by ~120 bps Executed 7 acquisitions and opened 3 new greenfields Increased LTM Q3 FY17 net sales by 20.1% and Adj. EBITDA by 30.2% compared to FY16 Expanded LTM Q3 FY17 gross margins by 89 bps and Adj. EBITDA margins by ~63 bps compared to FY16 $8 $287 FY-12 FY-13 FY-14FY-15 FY-16 LTM Q3 17 FY-12FY-13FY-14 FY-15 FY-16 LTM Q3 17 (1) (2) (3) (4) Based on sales of wallboard and ceilings. Wallboard share based on CY2016 volume. Ceilings share based on CY2016 sales. Net sales do not reflect net sales attributable to acquired entities for any period prior to their respective dates of acquisition. Breakdown based on Q3 LTM Net Sales. LTM Q3 FY2017 vs. LTM Q3 FY2016 net sales growth. FY2015, FY2016 and FY2017 LTM Q3 Adj. EBITDA includes approximately $8.1 million, $12.1 million and $14.7 million, respectively, from entities acquired in FY2015, FY2016 and LTM Q3 FY2017 respectively, for the period prior to their respective dates of acquisition. However, Adj. EBITDA margin and the 4.75-year CAGR exclude the impact of the entities acquired for the period prior to their respective dates of acquisition. For a reconciliation of Adj. EBITDA to Net Income (loss), the most directly comparable GAAP measure, see Appendix. 3 % Margin 29.0%29.0%30.4%30.5%31.9%32.8% % Margin (4) 3.2%4.9%6.4%6.7%7.4%8.1% $593 $479 $411 $337 CAGR: 21.8% CAGR: 43.7% (4) $150 $15 $180 $114 $12 $138 $87 $106 $57 $32 Adjusted EBITDA (4) Gross Profit % Growth 12%17%16%16%18%29%(3) $1,858 $1,570 $1,353 $991 CAGR: 18.6% Net Sales (2) Net Sales Breakdown (2) GMS Overview

National Platform With Local Presence And Independent Brands  GMS has an integrated national platform, but operates through over 50 local brands that are highly regarded in their markets  Branch managers are empowered and incentivized to run operations like entrepreneurs within parameters of the overall business model - GMS’s model ensures customer and product decisions are made by the individual with the best local market knowledge  GMS’s model generates significant economies of scale, while maintaining the high service levels, entrepreneurial culture, and the customer intimacy of a local business 4 Representative Local Brands GMS combines the benefits of national scale with a local “go-to-market” strategy

Product Overview

	Wallboard	Ceilings	Steel Framing	Other Products
Description	■ #1 Market Position ■ Used to finish the interior walls and ceilings in residential, commercial and institutional construction projects ■ Exterior wallboard	■ #1 Market Position ■ Suspended ceiling systems primarily comprised of mineral fiber, ceiling tile and grid ■ Architectural specialty ceilings systems	■ Steel framing products for interior walls ■ Sold into commercial applications, typically as part of a package with wallboard, ceilings and other products	■ Primarily consists of complementary interior construction products, including joint compound, finishing materials, tools and fasteners, safety products and EIFS (exterior insulation and finishing system)
Products	■ Various types of wallboard including: 1/2 inch standard (residential), 5/8 inch fire rated (commercial), foil backed, lead lined, moisture resistant, mold resistant and vinyl covered	■ Acoustical ceiling tiles (standard and architectural specialty) ■ Clips ■ Covered fiberglass ■ Ceiling tile grid ■ Hangers	■ Drywall steel ■ Flat stock ■ Plastering steel ■ Structural framing ■ Studs and track	■ Adhesives ■ EIFS ■ Insulation ■ Joint compound and plaster ■ Safety equipment ■ Tools and fasteners










5

A One-Stop-Shop for the Interior Contractor

GMS sells a complementary and complete product offering to the interior contractor who installs wallboard, ceilings, steel framing and all the ancillary products needed to complete the job

- **GMS Serves as a Critical Link Between Suppliers and a Highly Fragmented Customer Base**
  - Specialty wallboard distributors lead the *wallboard distribution* channel with ~65%
  - Specialty distributors account for ~90% of *ceilings distribution* channel

Key manufacturers

Wallboard

American Gypsum, Continental Building Products, CertainTeed, Georgia-Pacific, PABCO, USG, National Gypsum

Ceilings

Armstrong, USG, CertainTeed

Channel (1)

Wallboard:
- **Specialty Distributors (~65%)**
- Lumberyards (~15%)
- Big Box Retailers (~20%)

Ceilings:
- **Specialty Distributors (~90%)**
- Other (~10%)

"One-stop-shop" for the Interior Contractor



Steel Framing
Fasteners
Wallboard
Joint Compound
Ceilings
Tools
Safety Products
Insulation
Interior Contractor

(1) Based on management estimates. Highlighted boxes indicate channels in which GMS competes.

GMS Gypsum Management & Supply
6

Highly Attractive Industry Structure Number of U.S. suppliers declined from 12 in late 1990s to 7 today The top 4 represent ~76% of the market (1) Highly consolidated supplier base(2) Average price increase of ~3% annually since 2007 (3) GMS maintains a strong, long-standing relationship with the supplier of the leading ceiling tile brand, with exclusivity in many of GMS’s markets Other ~5% 4% ~15% 10% 26% 10% ~55% 13% ~25% 21% 16% Source: Management estimates. (1) (2) (3) Based on 2015 financials. Based on USG Corporation and Armstrong Ceilings public filings as of 2015 and our management Based on USG Corporation’s public filings and our management estimates. estimates. 7 Top 3 represent ~95% Wallboard Ceilings Consolidated supplier base focused on price and margin optimization

Leading Specialty Distributor Poised for Continued Growth  Market Leader with Significant Scale Advantages – #1 North American Distributor of Wallboard and Ceilings Differentiated Service Model Drives Market Leadership and Strong Gross Margins Multiple Levers to Drive Above-Market Growth – Market Share, Greenfields, M&A, Operating Leverage Capitalizing on Large, Diverse End Markets Poised for Continued Growth Entrepreneurial Culture with Dedicated Employees and Experienced Leadership Driving Superior Execution 8

Market Leader with Scale Advantages

GMS's scale creates sustainable competitive advantages that are expected to reinforce its market position and lead to further market share gains

- **More than 200 branches across 42 states**
- **#1 position in wallboard and ceilings with approximately ~14% and ~16% market share, respectively**
- **National scale and leading market positions drive:**
  - Purchasing advantage over smaller competitors
  - Access to market leading ceilings (with exclusivity in many markets) and wallboard brands
  - Ability to sell to large homebuilders and commercial contractors on a national basis

Virtuous Cycle Creates Defensible Market Position


#1 Market Position
Advantageous Purchasing
Greater Product Availability & Resources for Investment
Differentiated Service Model
Market Share Gains

National Scale Combined With Local Expertise


GMS Branch Locations
GMS Headquarters

GMS
GYPSUM MANAGEMENT & SUPPLY

(1) Source: Gypsum Association and GMS data.

9

Differentiated Service Model Drives Market Leadership reaching the end customer support, expertise, and sourcing entiated Weight And Delivery Requirements ce Model execution technology and equipment 10 Logistics Execution is Critical Given Reputation for best-in-class delivery Strong processes, sequenced loading, coordinated delivery, and leading Customized delivery plan and unique degree of quality control Superior Safety Track Record is Highly Valued by CustomersDiffer Servi Network of Regional Safety Managers Strict and consistent safety procedures Safety protocol critical to larger commercial contractor customers Approximately 600 Salespeople Helping Customers Succeed in the Market Place Deep technical expertise and knowledge of local markets Key intermediary for suppliers in Provides business development, bid Breadth of Product Availability Differentiates GMS from Smaller Competitors Ensures product availability Access to latest product innovations; significant customer for its top suppliers Leading ceiling tile line with exclusivity in certain markets GMS believes it sets the industry standard in product availability, customer support, delivery execution and safety; this differentiated service model has driven attractive gross profit margins

Best-in-Class Delivery Execution Drives Margin Distributing wallboard requires a high degree of logistics and service expertise due to: - Product characteristics: High weight to value ratio, easily damaged and cannot be left outside - Delivery requirements: Typically delivered with special equipment to a specific room often before or after normal business hours Allows for competitive differentiation and drives higher gross profit margins 1 2 3 4 5 Initial Job Site Inspection Sequenced Loading Process Customized Delivery Plan Coordinating Delivery Quality Control 11 Best-in-class delivery requires a very well trained, coordinated and motivated staff, along with strict and consistent safety procedures, technology and equipment

Strong, Improving Gross Margin Profile $2,231 $1,353 FY-12 FY-13 FY-14 FY-15 FY-16 LTM Q3 17 Net Sales Gross Margin $308 $306 $304 $289 $253 $219 leverage on rising sales FY-12 FY-13 FY-14 FY-15 FY-16 LTM Q3 17 Wallboard Price/MSF Gross Margin (1) Gross margin represents the total gross margin of the entire Company. 12 Significant profit and operating 30.5% 31.9% 32.8% 30.4% 29.0% 29.0% Gross margin contribution diversified across products and end markets Wallboard Price vs Gross Margin (1) Gross margin growth largely independent of wallboard price $1,858 32.8% $1,570 31.9% $1,162 30.5% $991 30.4% 29.0% 29.0% Gross margin increase of ~380 bps since FY2012 Net Sales vs Gross Margin(1) Gross Margin Profile Enhanced profitability through market leadership, purchasing opportunities and price optimization

Multiple Levers to Drive Growth

Strong track record of executing profitable growth strategy

Organic Growth

- Continued Market Share Gains
- Greenfield Branch Openings
- Capitalize on "Other Products" Category Growth Opportunities

Strategic Acquisitions

- Strategic Acquisition Opportunities in Highly Fragmented Market
- Expanding in New and Existing Markets to Enhance Strategic Capabilities

Market Growth

- Well Diversified End Markets with Significant Room for Continued Expansion

Margin Expansion

- Operating leverage
- Operational excellence



Adjusted EBITDA (1)
CAGR: 43.7% (1)
$32
$58
$87
$114
$8
$106
$150
$12
$138
$194
$15
$180
FY-12
FY-13
FY-14
FY-15
FY-16
LTM Q3 17
% Margin (1)
3.3%
5.0%
6.4%
6.7%
7.4%
8.1%



GMS Wallboard Market Share
'10–'16 share gain: ~580 bps
8.6%
8.8%
9.4%
9.9%
11.1%
13.1%
14.3%
CY-10
CY-11
CY-12
CY-13
CY-14 (2)
CY-15 (3)
CY-16 (4)

(1) FY 2015, FY 2016 and FY17 Q3 LTM Pro Forma Adj. EBITDA includes approximately $8.1 million, $12.1 million and $14.7 million, respectively, from entities acquired in FY 2015, FY 2016 and FY17 Q3 LTM respectively, for the period prior to their respective dates of acquisition. However, Adj. EBITDA margin and the 4.75-year CAGR exclude the impact of the entities acquired for the period prior to their respective dates of acquisition. For a reconciliation of Adj. EBITDA to Net Income (loss), the most directly comparable GAAP measure, see Appendix.

(2) Includes the wallboard volume from entities acquired in calendar 2014 assuming that the entities were acquired on January 1, 2014.

(3) Includes the wallboard volume from entities acquired in calendar 2015 assuming that the entities were acquired on January 1, 2015.

(4) Includes the wallboard volume from entities acquired in calendar 2016 assuming that the entities were acquired on January 1, 2016

13

Strong History of Market Share Gains

Proven history of growing faster than the market and gaining share

Growth Drivers

Significant Competitive Advantages:

- **Scale and leading market positions** drive competitive advantage
- **Breadth of product availability** and access to leading brands and latest product innovations
- Highly trained workforce delivering **differentiated service** offering
- High degree of logistics capabilities and expertise, and **best-in-class execution**

Initiatives:

- Continue to **expand retail showroom** network within its branches
- Capitalize and expand on its national **homebuilder** relationships
- Continue to strengthen relationships with manufacturers and customers via **GMS's national sales expo** and similar events
- **Deliver the latest product innovations** in order to continue to provide holistic solutions to its customers

Above Market Growth (1)



GMS Wallboard Market Share
CY2016 (4)
21.8%
11.8%
14.3%
CY2015 (3)
21.7%
2.6%
13.1%
CY2014 (2)
17.3%
4.9%
11.1%
CY2013
14.8%
8.4%
9.9%
CY2012
17.3%
10.0%
9.4%
CY2011
2.4%
0.8%
8.8%
GMS Wallboard Volume Growth
North American Wallboard Volume Growth

(1) Source: Gypsum Association and GMS data.
(2) Includes the wallboard volume from entities acquired in FY2014 and FY2015 assuming that the entities were acquired on January 1, 2014.
(3) Includes the wallboard volume from entities acquired in FY2015 and FY2016 assuming that the entities were acquired on January 1, 2015.
(4) Includes the wallboard volume from entities acquired in FY2016 and FY2017 assuming that the entities were acquired on January 1, 2016.

14

Attractive Acquirer with Significant Consolidation Opportunity

Employee-centric culture and industry track record position GMS to drive additional growth through acquisitions

Acquisition Strategy

Industry Structure:

- **Large, highly fragmented industry comprised of ~400 competitors**
- Similar business operations enable efficient integration
- Limited number of scaled players

Acquisition Strategy:

- Criteria: leading capabilities in targeted new markets / increase existing network density / enhance strategic capabilities
- Fit GMS culture and platform
- Deliver scale benefits
- **Attractive purchase price multiples**
- Dedicated M&A team

Pipeline:

- Significant portion of the market is comprised of local, independent competitors representing significant opportunity
- Maintain active dialogue with many potential targets at any given time

FY 2017 GMS Acquisitions

Acquisition	Quarter	Rationale
Grabber Construction Products Feb 1, 2017	FY17 Q4	One branch with LTM sales of $11.7 million Expands existing presence in Hawaii Founded in 1974
IPS Interior Products Supply Dec 5, 2016	FY17 Q3	One branch with LTM sales of $12.3 million Strategic entrance into northeastern Indiana Founded in 1984
Ryan Oct 31, 2016	FY17 Q2	Three branches with LTM Sales of $27.0 million Nice geographic fit with FY16 Q3 MI acquisition Founded in 1965 and headquartered in Southfield, MI
United Oct 3, 2016	FY17 Q2	Three branches with LTM Sales of $30.0 million Strategic entrance into south central Ohio Founded in 1996 and headquartered in Dayton, OH
Olympia Sept 1, 2016	FY17 Q2	Three branches with LTM Sales of $52.9 million Strategic entrance into south Florida Founded in 2008 and headquartered in Pompano, FL
Steven Kempf Building Materials Aug 29, 2016	FY17 Q2	One branch with LTM Sales of $46.8 million Strategic entrance into the greater Philadelphia metropolitan area Founded in 1994
Rockwise July 5, 2016	FY17 Q1	Three branches with LTM Sales of $26.7 million Expands existing operations in Arizona and Colorado
Wall & Ceiling May 2, 2016	FY17 Q1	One branch with LTM Sales of $8.5 million Serving the Seattle market for over 40 years

GMS Gypsum Management & Supply

15

Significant Opportunity to Further Expand the Platform

GMS has a significant opportunity to expand its geographic footprint in under-served and under-penetrated markets through greenfields and acquisitions

- GMS has a demonstrated history of successful expansion through greenfields and acquisitions
- GMS has limited or no presence in just under 40% of the top 100 MSAs in the U.S.
- Significant opportunity for share gains in new and existing markets over time



Current GMS Branch
MSA with limited or no GMS Presence(1)
GMS Headquarters
Canada
WA
OR
ID
MT
ND
MN
WI
MI
SD
WY
NV
UT
CA
CO
NE
IA
IL
IN
OH
KS
MO
KY
WV
VA
PA
NY
VT
NH
ME
MA
RI
CT
NJ
NC
SC
TN
AR
OK
NM
AZ
TX
LA
MS
AL
GA
FL
AK
HI

(1) GMS currently has limited or no branches in the areas identified as an MSA with no GMS presence. There can be no assurance that GMS will be able to expand into any of these areas. Additionally, in the event GMS takes measures to expand into these areas, there can be no assurance that GMS will be successful, and any such expansion will be subject to several risks including those discussed under the heading "Risk Factors" in the Registration Statement that the Company has filed with the SEC for the offering to which this presentation relates.

GMS GYPSUM MANAGEMENT & SUPPLY

16

Large Specialty Distribution Market Opportunity

Large, fragmented market with top four specialty distributors representing only ~54% of the market (1)

- North American market for distribution of wallboard, ceilings and complementary products generated **$15 billion in net sales in the twelve months ended September, 2016**
  - **$12 billion served through specialty distributors**; $3 billion served by big boxes, lumberyards and other channels
- Specialty distribution remains **highly fragmented** - a few larger players and ~400 local & regional participants



North American Market
($ in billions)
$12
$3
Other Channels
Specialty Distributors
Specialty Distributors Market Share
($ in billions)
~$6
~$6
Top 4 - ~54%(1)
~400 Smaller Competitors - ~46%

Source: Management estimates and public filings.
(1) Represents GMS, L&W Supply, Foundation Building Materials and Allied (Ceilings and Wallboard) revenue.

17

Significant Opportunity to Drive Earnings Growth Operating leverage on branch cost structure - Distribution network has historically supported significantly higher volumes per branch - Leads to operating leverage on the fixed costs at the branches (Wallboard volume in million square feet) 30 25 20 15 10 5 0 15% 13% 10% 5% Operating leverage on Yard Support Center investment - Significant recent investments in Yard Support Center should yield meaningful operating leverage as volumes grow 0% FY2006 FY2011 LTM FY17 Q3 Wallboard volume / branch Branch EBITDA margin Operating excellence initiatives - Pricing optimization, enhanced fleet utilization and working capital management to yield continued efficiencies Significant Investment In Yard Support Center (2) ($ in millions) $30 $28 Favorable Pricing Environment - Consolidated gypsum and ceiling supplier bases - Increased demand and tighter capacity among distributors FY2012 FY2013 FY2014 FY2015 FY2016 (1) Branch EBITDA margin calculated as Adj. EBITDA plus corporate expense divided by net sales. Represents operating expense. (2) 18 $24 $15$18 24 9% 4% 17 11 Significant Branch Operating Leverage (1) Positioned to benefit from significant operating leverage and operational excellence initiatives to deliver enhanced profitability

Capitalizing on Large and Diverse End Markets Poised for Continued Growth (Billions square feet) (Seasonally Adj. starts in millions) 4.6% 1.4 1.3 3.6% 0.9 2015 2016 Long-Term Mean (1) 2015 2016 Long-Term Mean(1) 2015 2016 Long-Term Mean(2) (1) Since 1970. Private residential fixed investment as a percent of GDP since 1950. (2) 19 1.0 1.21.2 3.8% New Commercial Construction Residential R&R Activity Residential Housing Starts GMS’s business mix is diversified across commercial and residential as well as new construction and R&R end markets, all of which are expected to continue to see robust growth

Entrepreneurial Culture And Experienced Leadership Driving Superior Execution Senior management averages over 25 years in the industry and over 20 years with GMS VPs of Operations across all seven geographic divisions have 30+ years of industry experience and have worked with GMS for 25+ years on average Significantly enhanced Yard Support Center team with new leaders in finance, M&A, HR and legal Significant management equity ownership with 74 employees owning ~22% (including vested options); personally invested in the success and growth of the Company Attractive variable compensation structure, consisting of tiered, profit-based structure which incentivizes superior performance Unique culture combining a results driven environment with a highly entrepreneurial, self starter attitude Delivering consistent, above market growth Unwavering focus on operational excellence drives enhanced margin expansion and earnings growth 20 Proven Track Record Entrepreneurial / Ownership Culture Significant Experience In The Industry

Financial Highlights Proven track record of driving consistent above market growth and share gains Above-Market Growth Ability to deliver superior service and a comprehensive product suite Well positioned to capitalize on recovery in construction end markets Attractive End Market Dynamics Balanced exposure to residential, commercial and R&R end-markets providing tailwinds across the cycle Poised to benefit from significant operating leverage Continued margin improvement Ongoing focus on cost management and operational efficiency Low capex requirements to fund growth Proven history of generating strong free cash flows (1) Attractive Cash Flow Dynamics (1)Free cash flow defined as adjusted EBITDA less capex. 21 21 Well positioned to drive continued above-market growth

Q3 2017 Highlights Net sales increased 33.8% to $562.5 million Base business net sales up 15.5% Wallboard unit volume grew 30.5% to 842 million square feet Above-Market Growth Net income significantly increased to $8.2 million Gross margin expanded 110 basis points to 33.0% Adjusted EBITDA grew 58.4% to $40.7 million Continued Margin Improvement Entered Indiana market through acquisition of Interior Products Supply Acquisitions closed since February 1, 2015 represented 59% of Q3 2017 net sales growth Accretive Acquisitions Significant improvement in leverage to 3.1x net debt / LTM Adjusted EBITDA Expanded ABL Credit Agreement to $345 million from $300 million Average cash interest rate of ~4.2% based on January 31st leverage Attractive Capital Structure 22

Profitable Sales Expansion in Fiscal Q3 2017

Tailored investments in Yard Support Center, IT and branch talent to support growth are paying off

Fiscal Q3 2017 Performance

($ in millions)	Fiscal Q3 FY16	Fiscal Q3 FY17	YOY Growth	Base Business[1]
Wallboard Volume (MSF)	646	842	30.5%	15.6%
Wallboard Price ($/'000 Sq. Ft.)	$ 305	$ 303	(0.8%)	
Net Sales				
Wallboard	$ 196.9	$ 255.0	29.5%	13.0%
Ceilings	65.4	81.8	25.1%	16.5%
Steel Framing	65.9	93.5	41.8%	16.6%
Other Products	92.2	132.3	43.4%	19.2%
Total Net Sales	**$ 420.5**	**$ 562.5**	**33.8%**	**15.5%**
Shipping Days	61	62		

FY Q3 2017 Adjusted EBITDA[2]



Adj. EBITDA ($ mm)
$50
$40
$30
$20
$10
$0
+58.4% YOY
$25.7
$40.7
Fiscal Q3 2016
Fiscal Q3 2017

Margin (2): 6.1% 7.2%

FY Q3 2017 Gross Profit & Margin



Gross Profit ($ mm)
$200
$150
$100
$50
$0
31.9%
33.0%
$134.2
$185.7
Fiscal Q3 2016
Fiscal Q3 2017
Gross Profit
Gross Margin

Commentary

- Gross margin increased 110 basis points, primarily driven by increased product margins and, to a lesser extent, product mix
- Adjusted EBITDA grew 58.4% to $40.7 million reflecting stronger sales activity and higher gross margin
- Adjusted EBITDA margin improved over 110 basis points to 7.2% as a percentage of net sales reflecting better product margins

(1) When calculating our "base business" results, we exclude any branches that were acquired in the current fiscal year, prior fiscal year and three months prior to the start of the prior fiscal year.

(2) For a reconciliation of Adj. EBITDA to Net Income (loss), the most directly comparable GAAP metric, see Appendix.

23

One-Stop-Shop Outsized Impact on Other Products Sales

GMS sells a complementary and complete product offering to the interior contractor who installs wallboard, ceilings and steel framing, and supplies all ancillary products needed to complete the job

"One-Stop-Shop" for the Interior Contractor



Steel Framing
Fasteners
Wallboard
Joint Compound
Interior Contractor
Ceilings
Tools
Safety Products
Insulation

Represents complementary product (other products)

Fiscal Q3 2017 Other Products Net Sales



Net Sales ($ mm)
150.0
100.0
50.0
-
+43.4% YOY
$92.2
$11.7
$80.5
+19.2% Base Business YOY
$132.3
$36.3
$96.0
Fiscal Q3 2016
Fiscal Q3 2017
Base Business
Acquisitions

Other Products Sales Growth Commentary

- 19.2% organic growth in net sales of Other Products, well in excess of 15.5% overall organic growth
- Significant outperformance was driven by:
  - Strategic initiatives focused on categories such as insulation, safety equipment and other specialty products
  - Expanded 3rd party sales from the company's internal distribution operation for tools and safety products
  - Continued price optimization
  - Showroom expansions and resets

GMS GYPSUM MANAGEMENT & SUPPLY
24

Attractive Capital Structure

Commentary

- Leverage of 3.1x Net Debt / LTM Adj. EBITDA as of 1/31/17, continued improvement in credit metrics from 6.0x Net Debt / LTM Adj. EBITDA as of 4/30/14 and 4.3x as of 4/30/16
- Substantial liquidity, with $10.6 million of cash on hand and an additional $214 million undrawn on the ABL facility
- Moody's and Standard & Poor's upgraded GMS corporate debt to B2/B+ from B3/B based on increased construction activity and improved credit metrics
- Increased First Lien Term Loan, maturing 2021, by $100 million, reduced the rate by 25bps and used the net proceeds to pay down ABL facility
- In Q3 2017, expanded ABL Credit Agreement to $345 million, reduced rate by 25bps, extended maturity to 2021
- Average cash interest rate of ~4.2% based on January 31st leverage

Leverage Summary

($ mm)	4/30/14 FYE	4/30/15 FYE	4/30/16 FYE	1/31/17 LTM
Cash	$33	$12	$19	$11
Asset-Based Revolver	-	17	102	121
First Lien Term Loan	390	386	382	479
Second Lien Term Loan	160	160	160	-
Capital Lease and Other	2	10	14	13
Total Debt	**$552**	**$573**	**$658**	**$612**
PF Adj. EBITDA (1)	$87	$114	$150	$194
Total Debt / PF Adj. EBITDA	6.3x	5.0x	4.4x	3.2x
Net Debt / PF Adj. EBITDA	6.0x	4.9x	4.3x	3.1x

Net Debt / Adjusted EBITDA



6.0x
4.9x
4.3x
3.1x
4/30/14
4/30/15
4/30/16
LTM 1/31/17

(1) PF Adjusted EBITDA includes the earnings of acquired entities from the beginning of the periods presented to the date of such acquisitions, as well as certain purchasing synergies and cost savings, as defined in and permitted by the ABL Facility and the First Lien Facility, and which is used in the calculation of certain baskets to covenants in the Company's debt agreements, including in connection with the Company's ability to incur additional indebtedness. PF Adjusted EBITDA for the LTM period ending 1/31/17, fiscal year ended 4/30/16 and fiscal year ended 4/30/15 include PF adjustments of $14.7 million, $12.1 million and $8.1 million, respectively. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

GMS GYPSUM MANAGEMENT & SUPPLY

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Unsaved Document / 2/6/2014 / 22:45 Appendix

Summary Quarterly Financials Note: Fiscal year end April 30. 27 (In millions, except per share data)1Q162Q163Q164Q16 (Unaudited) Wallboard Volume (MSF)681700646816 Wallboard Price ($ / '000 Sq. Ft.)$ 310$ 306$ 305$ 305 Wallboard$ 211$ 214$ 197$ 249 Ceilings79756578 Steel framing67706678 Other products959992122 Net sales452458420527 Cost of sales312314286353 Gross profit141144134174 Gross margin31.1%31.4%31.9%33.0% Operating expenses: Selling, general and administrative expenses110114112133 Depreciation and amortization16151617 Total operating expenses126130128150 Operating income (loss)1514624 Other (expense) income: Interest expense(9)(9)(9)(9) Change in fair value of financial instruments - - -(0) Write-off of discount and deferred financing costs - - - - Other income, net10 1 2 Total other (expense), net(9)(9)(9)(7) Income (loss) from continuing operations, before tax65(3)17 Income tax expense (benefit)33(1)8 Net income (loss)$3$3$(2)$9 Weighted average shares outstanding: Basic32,67732,73832,89132,893 Diluted32,83132,89832,89133,155 Net income (loss) per share: Basic$ 0.09$ 0.09$ (0.07)$ 0.27 Diluted$ 0.09$ 0.09$ (0.07)$ 0.27 FY16 1Q172Q173Q17 818891842 $307$303$303 $251$270$255 868582 849694 128140132 550592563 371399377 179193186 32.5%32.6%33.0% 135150147 161718 151167166 282620 (8)(7)(7) (0) --(5)(1)(0) 101 (12)(8)(7) 151814 615 $9$17$8 38,20140,94340,943 38,60241,32041,578 $0.24$0.42$0.20 $0.24$0.42$0.20 2,843 $ 306 $ 871 297 281 409 1,858 1,265 593 31.9% 470 64 534 59 (37) (0) - 4 (34) 25 13 $13 32,799 33,125 $ 0.38 $ 0.38

Quarterly Net Sales ($ in millions) (Unaudited) Base Business (1) (2) Acquisitions (2) Total Net Sales Business Days (3) Net Sales by Business Day Base Business Branches (4) (5) Acquired Branches (5) Total Branches Note: Fiscal year end April 30. (1) When calculating our “base business” results, we exclude any branches that were acquired in the current fiscal year, prior fiscal year and three months prior to the start of the prior fiscal year. (2) FY16 quarterly sales from acquisitions have been updated in accordance with our presentation of base business for the FY17 vs. FY16 comparative period. (3) Total business days for FY17 are 253. (4) Includes greenfields, which we consider extensions of “base business.” (5) FY16 acquired branches have been updated to reflect the number of acquired branches that are included within the sales from acquisitions 28 4Q1763 days (-2) 1Q1864 days (+1) 2Q1865 days 3Q1862 days 4Q18 63 days FY18254 days (+1) 1Q162Q163Q164Q16 FY16 1Q172Q173Q17 $428 $432 $379 $451 25264176 $ 1,642 216 $467 $479 $438 83113125 $452 $458 $420 $527 64646165 $7.1$7.2$6.9$8.1 149151152153 782633 $ 1,858 254 $7.3 153 33 $550 $592 $563 636562 $8.7$9.1$9.1 153156156 374748 156159178186 186 190203204

Quarterly Net Income to Adjusted EBITDA

Adjusted EBITDA Reconciliation

($ in 000s) *(Unaudited)*		1Q16	2Q16	3Q16	4Q16	FY16	1Q17	2Q17	3Q17
Net Income (Loss)		**$ 3,011**	**$ 2,825**	**$ (2,212)**	**$ 8,940**	**$ 12,564**	**$ 9,163**	**$17,224**	**$ 8,227**
Add: Income Tax Expense		2,855	2,623	(819)	7,925	12,584	6,159	710	5,363
Less: Interest Income		(230)	(208)	(247)	(243)	(928)	(43)	(35)	(23)
Add: Interest Expense		9,257	9,260	9,473	9,428	37,418	13,003	8,620	7,642
Add: Depreciation Expense		7,273	6,465	6,469	6,460	26,667	6,382	6,548	6,465
Add: Amortization Expense		8,792	8,797	9,540	10,419	37,548	9,413	10,820	11,851
EBITDA		**$30,958**	**$29,762**	**$22,204**	**$ 42,929**	**$125,853**	**$44,077**	**$43,887**	**$39,525**
Adjustments									
Stock appreciation rights expense (benefit)	(A)	594	692	337	365	1,988	(92)	(144)	(498)
Redeemable noncontrolling interests	(B)	554	451	167	(292)	880	292	2,531	256
Equity-based compensation	(C)	498	863	728	610	2,699	673	686	622
Severance and other permitted costs	(D)	557	824	52	(1,054)	379	140	118	57
Transaction costs (acquisition and other)	(E)	415	1,340	1,057	939	3,751	654	1,827	566
Loss (gain) on disposal of assets		(25)	305	(205)	(720)	(645)	(198)	68	(114)
AEA management fee	(F)	562	563	562	563	2,250	188	-	-
Effects of fair value adjustments to inventory	(G)	-	-	786	223	1,009	164	457	155
Interest rate swap / cap mark-to-market	(H)	-	-	-	19	19	43	89	109
Total Add-Backs		**$ 3,155**	**$ 5,038**	**$ 3,484**	**$ 653**	**$ 12,330**	**$ 1,864**	**$ 5,632**	**$ 1,153**
Adjusted EBITDA		**$34,113**	**$34,800**	**$25,688**	**$ 43,582**	**$138,183**	**$45,941**	**$49,519**	**$40,678**

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of stock options

D. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

E. Represents one-time costs related to the IPO and acquisitions paid to third party advisors

F. Represents management fees paid to AEA, which were discontinued after the IPO. 1Q17 includes fees paid for the month of May

G. Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

H. Mark-to-market adjustments for certain financial instruments

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Net Income to Adjusted EBITDA

Adjusted EBITDA Reconciliation

($ in 000s)
(Unaudited)

		2015	2014 (1)	2013	2012
Net income (loss)		$ (11,697)	$(219,814)	$(182,627)	$ (7,830)
Income tax expense (benefit)		(6,626)	(240)	11,534	2,658
Discountinued operations, net of tax		-	-	-	(362)
Interest income		(1,010)	(922)	(798)	(885)
Interest expense		36,396	7,180	4,413	2,966
Change in fair value of mandatorily redeemable shares		-	200,004	198,212	8,952
Depreciation expense		32,208	16,042	11,665	7,840
Amortization expense		31,957	2,556	72	732
EBITDA		$ 81,228	$ 4,806	$ 42,471	$ 14,071
Adjustments					
Executive compensation	(A)	$ -	$ 2,447	$ 13,420	$ 8,266
Stock appreciation rights expense (benefit)	(B)	2,268	1,368	1,061	253
Redeemable noncontrolling interests	(C)	1,859	3,028	2,195	407
Equity-based compensation	(D)	6,455	28	82	(154)
AEA transaction related costs	(E)	837	67,964	230	133
Severance costs and other permitted costs	(F)	413	-	(30)	(205)
Transaction costs (acquisition and other)	(G)	1,891	-	-	-
Loss (gain) on disposal of assets		1,089	(864)	(2,231)	(556)
AEA management fee	(H)	2,250	188	-	-
Effects of fair value adjustments to inventory	(I)	5,012	8,289	-	-
Interest rate swap / cap mark-to-market	(J)	2,494	(192)	313	-
Pension withdrawal	(K)	-	-	-	10,179
Total Add-Backs		24,568	82,256	15,040	18,323
Adjusted EBITDA		$105,796	$ 87,062	$ 57,511	$ 32,394

Commentary

A. Represents compensation paid to certain executives who were majority owners prior to the AEA acquisition of GMS. Following the acquisition, these executives' compensation agreements were amended and, going forward, GMS does not anticipate additional adjustments

B. Represents non-cash compensation expenses related to stock appreciation rights agreements

C. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

D. Represents non-cash equity-based compensation expense related to the issuance of stock options

E. Represents non-recurring expenses related specifically to the AEA acquisition of GMS

F. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

G. Represents one-time costs related to the IPO and acquisitions paid to third party advisors

H. Represents management fees paid to AEA, which were discontinued after the IPO. 1Q17 includes fees paid for the month of May

I. Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

J. Mark-to-market adjustments for certain financial instruments

K. Represents costs incurred in connection with withdrawal from a multi-employer pension plan

(1) FY14 is comprised of 11 month period (predecessor) and one month period (successor)

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LTM Net Income to Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA Reconciliation

($ in 000s) *(Unaudited)*		3Q17 LTM	2016	2015
Net Income (Loss)		$ 43,554	$ 12,564	$ (11,697)
Add: Income Tax Expense		20,157	12,584	(6,626)
Less: Interest Income		(344)	(928)	(1,010)
Add: Interest Expense		38,693	37,418	36,396
Add: Depreciation Expense		25,855	26,667	32,208
Add: Amortization Expense		42,503	37,548	31,957
EBITDA		$ 170,418	$ 125,853	$ 81,228
Adjustments				
Stock appreciation rights expense (benefit)	(A)	(369)	1,988	2,268
Redeemable noncontrolling interests	(B)	2,787	880	1,859
Equity-based compensation	(C)	2,591	2,699	6,455
AEA transaction related costs	(D)	-	-	837
Severance and other permitted costs	(E)	(739)	379	413
Transaction costs (acquisition and other)	(F)	3,986	3,751	1,891
(Gain) on disposal of assets		(964)	(645)	1,089
AEA management fee	(G)	751	2,250	2,250
Effects of fair value adjustments to inventory	(H)	999	1,009	5,012
Interest rate swap / cap mark-to-market	(I)	260	19	2,494
Total Add-Backs		$ 9,302	$ 12,330	$ 24,568
Adjusted EBITDA		$ 179,720	$ 138,183	$ 105,796
Contributions from acquisitions	(J)	14,700	12,093	8,064
Pro Forma Adjusted EBITDA		$ 194,420	$ 150,276	$ 113,860

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of stock options

D. Represents non-recurring expenses related specifically to the AEA acquisition of GMS

E. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

F. Represents one-time costs related to the IPO and acquisitions paid to third party advisors

G. Represents management fees paid to AEA, which were discontinued after the IPO

H. Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

I. Mark-to-market adjustments for certain financial instruments

J. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition

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Quarterly Cash Flows

($ in millions) (Unaudited)	Historical 1Q16	2Q16	3Q16	4Q16	FY16	1Q17	2Q17	3Q17
Net income (loss)	$ 3.0	$ 2.8	$ (2.2)	$ 8.9	$ 12.6	$ 9.2	$ 17.2	$ 8.2
Non-cash changes	(2.6)	17.2	12.2	35.4	62.2	(5.0)	11.5	23.8
Changes in primary working capital components:								
Trade accounts and notes receivable	(21.8)	(2.1)	25.8	(29.2)	(27.3)	(19.4)	0.0	16.1
Inventories	0.4	(0.6)	(0.0)	(0.4)	(0.7)	(17.1)	3.7	(12.3)
Accounts payable	2.7	(1.2)	(15.6)	15.2	1.1	1.7	(1.1)	(0.3)
Cash provided by (used in) operating activities	**(18.4)**	**16.1**	**20.2**	**29.8**	**47.7**	**(30.6)**	**31.3**	**35.6**
Purchases of property and equipment	(1.5)	(1.2)	(1.3)	(3.7)	(7.7)	(2.6)	(2.4)	(1.9)
Proceeds from sale of assets	0.4	5.7	0.7	3.1	9.8	0.8	0.5	1.9
Purchase of financial instruments	-	-	-	-	-	-	-	-
Acquisitions of businesses, net of cash acquired	-	(0.9)	(82.9)	(29.9)	(113.6)	(23.3)	(112.3)	(6.0)
Cash (used in) provided by investing activities	**(1.0)**	**3.6**	**(83.5)**	**(30.5)**	**(111.4)**	**(25.0)**	**(114.3)**	**(6.0)**
Cash provided by (used in) financing activities	**20.3**	**(23.5)**	**61.3**	**12.4**	**70.5**	**46.4**	**89.5**	**(35.4)**
Increase (decrease) in cash and cash equivalents	0.9	(3.8)	(2.0)	11.7	6.8	(9.2)	6.6	(5.8)
Balance, beginning of period	12.3	13.2	9.4	7.4	12.3	19.1	9.8	16.4
Balance, end of period	**$ 13.2**	**$ 9.4**	**$ 7.4**	**$ 19.1**	**$ 19.1**	**$ 9.8**	**$ 16.4**	**$ 10.6**
Supplemental cash flow disclosures:								
Cash paid for income taxes	$ 4.5	$ 9.7	$ 8.0	$ 3.9	$ 26.1	$ 6.5	$ 24.3	$ 9.0
Cash paid for interest	$ 7.9	$ 8.6	$ 8.3	$ 9.8	$ 34.6	$ 6.6	$ 6.6	$ 6.9

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SG&A Adjustments Table

GAAP SG&A Reconciliation

(Unaudited)
($ in millions)

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17	2Q17	3Q17
SG&A - Reported		$ 110.2	$ 114.4	$ 112.2	$ 133.2	$ 470.0	$ 135.1	$ 149.8	$ 147.3
Adjustments									
Stock appreciation rights expense (benefit)	(A)	(0.6)	(0.7)	(0.3)	(0.4)	(2.0)	0.1	0.1	0.5
Redeemable noncontrolling interests	(B)	(0.6)	(0.5)	(0.2)	0.3	(0.9)	(0.3)	(2.5)	(0.3)
Equity-based compensation	(C)	(0.5)	(0.9)	(0.7)	(0.6)	(2.7)	(0.7)	(0.7)	(0.6)
Severance and other permitted costs	(D)	(0.6)	(0.8)	(0.1)	(0.1)	(1.6)	(0.1)	(0.1)	(0.1)
Transaction costs (acquisition and other)	(E)	(0.4)	(1.3)	(1.1)	(0.9)	(3.8)	(0.7)	(1.8)	(0.6)
Loss (gain) on disposal of assets		0.0	(0.3)	0.2	0.7	0.6	0.2	(0.1)	0.1
AEA management fee	(F)	(0.6)	(0.6)	(0.6)	(0.6)	(2.2)	(0.2)	-	-
SG&A - Adjusted		$ 107.1	$ 109.3	$ 109.5	$ 131.6	$ 457.6	$ 133.4	$ 144.7	$ 146.4

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of stock options

D. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

E. Represents one-time costs related to the IPO and acquisitions paid to third party advisors

F. Represents management fees paid to AEA, which were discontinued after the IPO. 1Q17 includes fees paid for the month of May

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